Exhibit 10.21

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of September 2, 1999 (this “Agreement”), is made by and between Sea-Land Service, Inc. (“Sea-Land”), a Delaware corporation, and Sea-Land Domestic Shipping, LLC (“Sea-Land Domestic Shipping”), a Delaware limited liability company and a wholly-owned subsidiary of Sea-Land.

WHEREAS, Sea-Land has chartered the vessels listed on Schedule A attached hereto pursuant, respectively, pursuant to the charters also listed on Schedule A opposite the names of the vessels (collectively, the “Charters”); and

WHEREAS, Sea-Land and Sea-Land Domestic Shipping desire that Sea-Land assign to Sea-Land Domestic Shipping all of Sea-Land’s rights, title and interest under, and Sea-Land Domestic Shipping assume all of Sea-Land’s liabilities and obligations under, the Charters and, with respect to each Charter, the Operative Documents (as defined in the respective Charter) related thereto (with respect to a Charter, the Charter’s “Related Operative Documents”);

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

ASSIGNMENT OF RIGHTS AND

ASSUMPTION OF OBLIGATIONS; RELIANCE BY THIRD-PARTIES

1. Sea-Land hereby assigns, and Sea-Land Domestic Shipping hereby accepts, all Sea-Land’s right, title and interest under each of the Charters and each such Charter’s Related Operative Documents.

2. Sea-Land Domestic Shipping hereby assumes all of Sea-Land’s liabilities and obligations under each of the Charters and each such Charter’s Related Operative Documents.

3. In consideration of the assignment and assumption provided for in Sections 1 and 2 above and pursuant to the express provisions of the Charters, Sea-Land is hereby released from all liabilities and obligations under the Charters and the each such Charter’s Related Operative Documents.

4. Each party to each of the Charters and each party to each such Charter’s respective Related Operative Documents is an express third-party beneficiary of this Agreement and shall be entitled to rely hereon.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF SEA-LAND FINANCE

Sea-Land Domestic Shipping represents and warrants to Sea-Land as follows:

1.	Sea-Land Domestic Shipping is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

2.	Sea-Land Domestic Shipping is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and is eligible to engage in the United States coastwise trade.

3.	Sea-Land Domestic Shipping is an Affiliate (as defined in each of the relevant Charters) of Sea-Land.

4.	Sea-Land Domestic Shipping is a solvent entity able to pay its debts, and perform its obligations, as they become due.

5.	The principal executive office of Sea-Land Domestic Shipping is located in the United States.

ARTICLE III

MISCELLANEOUS

1.	No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may be waived only in writing by the other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action with respect to any breach of this Agreement or default by any other party shall constitute a waiver of such party’s right to enforce any provision hereof or to take any such action.

2.	This Agreement constitutes the entire agreement, and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

3.	This Agreement shall be governed by and be construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

4.	If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction of being valid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired and invalidated.

5.  This Agreement may be executed in two or more counterparts, each of which shall be deemed in original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

SEA-LAND SERVICE, INC.

By:	/S/ ROBERT S. ZUCKERMAN
Name:	Robert S. Zuckerman
Title:	Corporate Secretary

SEA-LAND DOMESTIC SHIPPING, LLC By: SEA-LAND SERVICE, INC., Operating Manager

By:	/S/ KAREN L. BOWMAN
Name:	Karen L. Bowman
Title:	Vice President, Finance and Planning

SCHEDULE A

Vessel Name	Date of Charter
SEA LAND ANCHORAGE	July 15, 1987
SEA LAND ENTERPRISE	December 1, 1988
SEA LAND EXPEDITION	March 15, 1989
SEA LAND HAWAII	February 15, 1989
SEA LAND KODIAK	July 15, 1987
SEA LAND NAVIGATOR	September 1, 1989
SEA LAND PACIFIC	December 1, 1988
SEA LAND TACOMA	July 15, 1987
SEA LAND TRADER	March 15, 1989

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